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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 1, 1995 on the audited consolidated financial statements of Apache Corporation and subsidiaries included in Apache Corporation's Annual Report on Form 10-K for the year ended December 31, 1994 and to the incorporation by reference in this registration statement of our report dated March 14, 1995 on the audited Statement of Combined Revenues and Direct Operating Expenses for the Oil and Gas Properties of Texaco Exploration and Production Inc. Sold to Apache Corporation included in Apache Corporation's Amendment No. 1 on Form 8-K/A to the Current Report on Form 8-K dated March 1, 1995, and to all references to our Firm included in this registration statement.

                             /s/ Arthur Andersen LLP

                               ARTHUR ANDERSEN LLP

Houston, Texas
May 30, 1995